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                                                                    EXHIBIT 11.1

                             CERION TECHNOLOGIES INC.

                            COMPUTATION OF NET INCOME
                                PER COMMON SHARE




                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                      1996
                                                                      ----



Net income                                                           $2,505
                                                                     ======
Shares:
   Weighted average common shares outstanding during the period       6,379
   Common equivalent shares                                              --
                                                                     -------
                                                                      6,379

Net income per common share:                                         $  .39
                                                                     ------





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